EXHIBIT 31.2
CERTIFICATION
I, Lorraine M. Breece, certify that:
1.	I have reviewed this Amendment to the Quarterly Report on Form 10-Q/A of Digital Angel Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Lorraine M. Breece
Lorraine M. Breece
Senior Vice President and Chief Financial Officer

Dated: July 8, 2008